                                   EXHIBIT 5



                               MANWELL & MILTON
                               ATTORNEYS AT LAW
                            101 CALIFORNIA STREET
                                  37TH FLOOR
                           SAN FRANCISCO, CA 94111

                           TELEPHONE (415) 362-2375
                           TELECOPY  (415  362-1010


                               November 10, 1994


Dreyer's Grand Ice Cream, Inc.
5929 College Avenue
Oakland, CA  94618

Gentlemen:

         This opinion is being furnished to you in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-8 (the "Registration Statement") relating to 1,200,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share (the "Common Stock") issuable pursuant to the Company's Stock Option Plan (1993) (the "Plan").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of (i) the form of the Registration Statement to be filed with the Commission on the date hereof; (ii) the Plan;
(iii) the Certificate of Incorporation of the Company, as currently in effect;
(iv) the Bylaws of the Company, as currently in effect; (v) the resolutions of the Board of Directors of the Company relating to, among other things, the Plan; (vi) the resolutions of the stockholders relating to the Plan; (vii) the forms of a specimen certificate representing the Shares; and (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                                  EXHIBIT 5

Dreyer's Grand Ice Cream, Inc.
November 10, 1994
Page 2


                 We hereby consent to the use of this opinion in connection with the Registration Statement and to the reference to this firm under the caption "Item 5. Interests of Named Experts and Counsel" therein.

                                                   Very truly yours,

                                                   MANWELL & MILTON


                                                   By /s/ Denise B. Milton
                                                      --------------------
                                                      Denise B. Milton